EXHIBIT 99.1


Bach-Hauser, Inc. Has Acquired 40% of the Issued and
Outstanding Shares of Silhouette Media Group, Inc. (SMG), with Offices in Canada and Germany

WEDNESDAY, APRIL 09, 2003 09:30 PM

TORONTO, Apr 09, 2003 (PRIMEZONE via COMTEX) -- Bach-Hauser,
Inc. (OTCBB:BHUS):

Silhouette Media Group (SMG) is a full service media company. SMG produces and develops film and television projects, sells film and television properties, operates a CGI studio which produces digital visual effects for film and television. SMG also produces animation (traditional and 3D) and provides entertainment marketing. SMG was formed in 1999 before that it was operating under the name Falcon Films International which was formed in 1994.

Some examples of Film and Television properties produced by SMG and or its principals have been: Starhunter (22 episode television series), Rave Macbeth (Theatrical Feature Film),
Spice Up Your Life (television series), Seven Servants
(Feature Film), Heavy Metal 2000 (Theatrical Animated
Feature Film) and Sumuru (Theatrical Feature Film).

SMG's partners and or its principals have worked with Paramount (USA), Warner Brothers (USA), Dreamworks SKG
(USA), Columbia Pictures (USA), HBO (USA), MGM (USA), Miramax (USA), Sony Pictures (USA), Artisan (USA), Playboy Enterprises (USA), CineGroupe (Canada), Alliance Atlantis (Canada), Lions Gate (Canada), CHUM (Canada), Canal+ (France), Le Sabre (France), Gaumont (France), Grosvenor Park (UK), BBC (UK), RTL (Germany), ProSieban (Germany), ZDF (Germany), Sat1 (Germany), Daewoo Cinema Network (Korea), Web Cinema (Korea), SBS (Korea), KBS (Korea), Samsung (Korea), Starmax (Korea).

SMG also has a strategic partnership with Framewerk of Munich, Germany. Framewerk is a film production and digital effects studio. The principal of the company is Stefan Jonas. Mr. Jonas is one of the original founders of Das Werk AG which at one point was the largest film and television post-production company in Europe; and the third largest in the world which is currently restructuring.

SMG has a full service digital visual effects studio in Toronto, Ontario, Canada. SMG and Framewerk of Munich,
Germany bid and service jobs through an alliance. Films the companies and or its principals have worked on have been Sumuru, Enemy at the Gates, FearDotCom, Musketeer, and The
Patriot.

Bach Hauser through Silhouette Media Group (SMG) allows the Company to immerse them in the ever-growing field of computer visual effects and cultivate a growing talent base in Canada. SMG has been able to attract the top talent in Canada and Germany by creating a studio that is creative and by working at the top end of the technology curve in the industry.

Bach-Hauser's partnership with SMG will allow the Company to participate in industry incentives and tax benefits that are only available to Canadian Companies. Subsequently, SMG's industry experience both domestically and internationally offers Bach-Hauser an established partner in a growing industry. Bach-Hauser's goal is to create content with a worldwide appeal but with an eye at the North American market. Bach-Hauser as a media company will develop, produce and finance television and feature film projects through their network of partners in North America, Europe and Asia. With initial focus on CGI visual effects contracts for film and television and service contracts for 3D animation.

This press release contains forward-looking information within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934 and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. For those statements, the Company claims the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995 and any amendments thereto. Such forward-looking statements by definition involve risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. In particular, there is no assurance that production, pricing levels or other factors pertaining to the manufacturing and retail operations will be sustained at the expected rates or levels over time. Discussions of factors, which may affect future results, are contained in the Company's most recent filings.

By Staff

CONTACT:          Bach-Hauser
                  Silhouette Media Group
                  Louie Sopov
                  (416) 366-1601


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